Exhibit 99.1

NOTICE OF AN EXTRAORDINARY GENERAL MEETING

ADEVINTA ASA

THURSDAY 24 OCTOBER 2019 AT 10:30 a.m. (CEST)

The shareholders of Adevinta ASA (the "Company") are hereby given notice of an extraordinary general meeting to be held on 24 October 2019 at 10.30 a.m. hours (CEST) at Akersgata 55 in Oslo.

The general meeting will be opened by Orla Noonan, chair of the Board of Directors.

Agenda:

1.	Election of a chair.

2.	Approval of the notice and the agenda.

3.	Election of two representatives to co-sign the minutes.

4.	Proposal for a collapse of the Company's share classes.

The Company was listed with two share classes, mirroring the share model of Schibsted ASA, the company from which Adevinta was spun off in April 2019. Each A share carries ten votes, while each B share carries one vote at the Company's general meeting. Otherwise, the shares carry the same rights in all respects. In connection with the initial public offering and listing of the Company, the Board of Directors communicated its intention to collapse the Company's two share classes during the second half of 2019, which was supported by Schibsted ASA.

The Board of Directors has prepared a proposal to the general meeting for the collapse of the share classes. As part of this proposal, the Board of Directors also proposes a share issue at par value reserved for the holders of A shares for the purpose of compensating them for their loss of the additional voting rights. The proposal for this share issue is described in greater detail in item 5 below.

The collapse of the two share classes requires an amendment to the Company's articles of association regarding the Company's share capital (clause 4). Following such resolution by the Company's general meeting to amend the articles of association, the shares in class A will assume the same ISIN number as the class B shares and all shares in the Company will be ordinary shares and trade under the ticker "ADE" on the Oslo Stock Exchange.

The share capital of Adevinta comprises 681,147,889 shares, divided into 307,849,680 A shares and 373,298,209 B shares, each share with a nominal value of NOK 0.20. As a result of the collapse of share classes, all A shares and B shares will be converted into ordinary shares on a one-to-one basis. After completion of the share combination, all 684,147,889 shares of the Company will thus be ordinary shares with equal rights.

Based on the above, the Board of Directors proposes that the general meeting passes the following resolution:

"The Company's two share classes are combined into one share class.

The Company's articles of association section 4 is changed from:

"Article 4 Share capital

The share capital of the company is NOK 136,229,577.80 divided into 307,849,680 A shares, each with a nominal value of NOK 0.20 and 373,298,209 B shares, each with a nominal value of NOK 0.20. The shares of the company shall be registered in a securities depository.

Each A share will give the right to 10 votes at the company's General Meeting. Each B share will give right to 1 vote at the Company's General Meeting. Otherwise the A shares and the B shares carry equal rights."

To the following new wording:

"Article 4 Share capital

The share capital of the company is NOK 136,229,557.80 divided into 681,147,889 shares, each with a nominal value of NOK 0.20. The shares of the company shall be registered in a securities depository. "

The proposed resolution will be conditional upon the general meeting also passing the proposal in item 5 below.

5.	Proposal for authorisation to the Board of Directors to increase the Company’s share capital by way of a rights issue towards class A shareholders.

In connection with, and subject to approval of the share class collapse in item 4 above, the Board of Directors intends to carry out a rights issue towards the holders of class A shares promptly following the collapse of the shares. In the period from listing of the Company's shares on 10 April 2019 to and including 30 September 2019, the average share premium on the A shares has been 1.22%. As the A shares and B shares are converted into ordinary shares in the share collapse, the Board of Directors intends to compensate the holders of A shares for the loss of this premium by offering to issue up to 3,800,613 new ordinary shares at par value (NOK 0.20) to the holders of A shares as of the time of the collapse of the share classes.

The rights issue will be resolved by and carried out by the Board of Directors pursuant to a special authorisation to increase the share capital in the Company and will entail the following key elements:

•	The rights issue will comprise up to 3,800,613 new ordinary shares in the Company, each with a nominal value of NOK 0.20.

•
The holders of A shares will receive one subscription right to subscribe for the new shares for each A share, which means that holders of A shares will receive a number of subscription rights that equals their registered holdings of A-shares in the VPS on a record date expected to be 28 October 2019. 81 subscription rights will be required to subscribe for one new ordinary share.

•
The subscription rights will be tradable and will be listed on the Oslo Stock Exchange during the eight first trading days of the subscription period. Subscription rights that have not been exercised at the end of the subscription period will lapse without compensation to the holder. Over-subscription and subscription without subscription rights will not be permitted.

•	The subscription period is expected to be from 29 October to 12 November 2019.

•	The subscription price for new shares will be equal to the par value, i.e. NOK 0.20. The total subscription amount will thus be NOK 760,122.60 if the rights issue is fully subscribed.

•
The new shares will be issued by the Board of Directors based on an authorisation from the general meeting specifically for the purpose of increasing the Company's share capital and issue shares in the rights issue.

•
The subscription rights will have an economic value if the Company's shares trade above the subscription price during the subscription period. Existing shareholders who do not use their subscription rights will experience a dilution of their shareholding in the Company.

•
The new shares may not be subscribed for by investors in jurisdictions where such subscription is not permitted or to whom new shares cannot be lawfully offered. The Company intends to arrange for an underwriting of shares not subscribed for during the subscription period, whether as a result of passivity or legal restrictions. Under this arrangement, the Company will issue a number of new shares, limited to the number of shares not subscribed for in the rights issue, to an underwriter. The underwriter will then sell those shares in the market, and the net proceeds of such sale will be distributed to holders of subscription rights who have not exercised their rights. No payments will, however, be made for amounts below NOK 50. The issuance of the new shares will be approved by the Board of Directors under the authorisation proposed below.

Based on the above, the Board of Directors proposes that the general meeting passes the following resolution:

"The board of directors is authorised pursuant to the Public Limited Companies Act § 10-14 (1) to increase the Company’s share capital by up to NOK 800,000.

The authority may only be used to (i) issue shares under a share offering to holders of A-shares to compensate them for the loss of the class A share premium and (ii) issue shares to an underwriter, limited upwards to the number of shares not subscribed for in the share offering referred to in (i).

The authority shall be valid for a period of 3 months from the date of this general meeting.

The pre-emptive rights of the shareholders under § 10-4 of the Public Limited Companies Act may be set aside.

The authority covers capital increases against contributions in cash only. It does not cover the right to increase the share capital against contributions in kind or incur special obligations for the Company, ref. § 10-2 of the Public Limited Companies Act. The authority may not be used in connection with mergers in accordance with section 13-5 of the Public Limited Liability Companies Act."

6.	Proposal for authorisation to the board of directors to issue new shares.

The Board of Directors has been granted an authorisation to increase the share capital of the Company through the issuance of B shares, limited to NOK 7,465,964, which is equal to 10% of the share capital within B share class. The existing authorisation is valid until the annual general meeting in 2020, but in no event later than 30 June 2020.

Following the combination of the two share classes into one class of ordinary shares, the Board of Directors proposes to the general meeting that the existing authorisation is amended to issue ordinary shares to reflect the Company's new share structure of only ordinary shares. On this basis, the Board of Directors proposes that the new authorisation to increase the share capital by issuing new shares is limited to NOK 7,465,964, which is the same amount as the existing board authorisation and equal to 5.5% of the Company's entire share capital. The authorisation shall be valid until the annual general meeting in 2020, however no longer than 30 June 2020.

Based on the above, the Board of Directors proposes that the general meeting grants the following authorisation to issue shares, which shall replace the existing authorisation to the Board of Directors and be subject to completion of the share collapse:

"The board of directors is authorised pursuant to the Public Limited Companies Act § 10-14 (1) to increase the Company’s share capital by up to NOK 7,465,964. Subject to this amount limitation, the authorisation may be used on more than one occasion.

The authority shall remain in force until the Annual General Meeting of the Company in 2020, but in no event later than 30 June 2020.

The pre-emptive rights of the shareholders under § 10-4 of the Public Limited Companies Act may be set aside.

The authority covers capital increases against contributions in cash and contributions other than cash. The authority covers the right for the Company to incur special obligations, ref. § 10-2 of the Public Limited Companies Act. The authority may be used in connection with mergers in accordance with section 13-5 of the Public Limited Liability Companies Act.

The authorisation to increase the share capital granted on 20 March 2019 is withdrawn with effect from the time of registration of this authorization with the Register of Business Enterprises."

Other than the initial public offering and listing of the Company on 10 April, and information and news communicated by the Company to the market in ordinary course through the Oslo Stock Exchange's information system and on the Company's web page (www.adevinta.com), no circumstances of significant importance to the Company have occurred after 31 December 2018.

***

Shares in the Company and accompanying rights to vote

Adevinta ASA has a share capital of NOK 136,229,577.80 divided into 681,147,889 shares in two classes. Share class A consists of 307,849,680 shares each with a nominal value of NOK 0,20. Share class B consists of 373,298,209 shares each with a nominal value of NOK 0.20.

Adevinta ASA does not hold any treasury shares.

At the Company's general meeting, each A share carries a right to 10 votes and each B share carries a right to one vote.

If the shares are held through a nominee, cf. the Norwegian Public Limited Liability Companies Act section 4-10, and the beneficial owner wishes to attend the general meeting, whether in person or by proxy, the beneficial owner must present a confirmation in writing from the nominee that he/she is the beneficial owner of the shares as well as a written confirmation from the beneficial owner that he/she is the beneficial owner of the shares. This must be done prior to the General Meeting.

Shareholders' rights

The shareholders have the following rights in respect of the general meeting:

•	The right to attend the general meeting, either in person or by proxy.

•	The right to speak at the general meeting.

•	The right to be accompanied by an advisor at the general meeting and to give such advisor the right to speak.

•
The right to require information from the members of the board of directors and the chief executive officer about matters which may affect the assessment of (i) the approval of the annual accounts and directors’ report, (ii) items which have been presented to the shareholders for decision and (iii) the Company’s financial position, including information about activities in other companies in which the Company participates and other business to be transacted at the general meeting, unless the information demanded cannot be disclosed without causing disproportionate harm to the Company.

•	The right to present alternatives to the board’s proposals in respect of matters on the agenda at the general meeting.

Attendance in the extraordinary general meeting

Shareholders who wish to attend the general meeting must ensure that their notification of attendance is in the hands of DNB Bank ASA at 2 p.m. (CEST) on 22 October 2019 at the latest.

Notice of attendance may also be given electronically via the Company’s website: www.adevinta.com/ir or electronically via VPS Investor Services. The pin code and reference number in the enclosed attendance form must be used when registering electronically.

Notice of attendance may also be sent by email: genf@dnb.no or by regular mail to DNB Bank ASA, Registrar's Department, P.O. Box 1600 Sentrum, NO-0021 Oslo, Norway.

Proxy forms

Shareholders may appoint a proxy to attend and vote on their behalf. In this case a written and dated proxy must be provided within the registration deadline. A proxy form stating voting instructions may also be given to the Chair, Orla Noonan. The proxy form attached to this notice must be used, and needs to be signed and sent to DNB Bank ASA at the address stated above.

Please note that proxies without voting instructions may trigger disclosure requirements under Norwegian law. Under the Norwegian Securities Trading Act section 4-2 third paragraph the possession of a proxy without voting instructions is considered equal to ownership of shares or rights to shares. This means that a proxy is required to disclose the proxies if the number of shares to which they relate (together with any shares or rights to shares held by the proxy) reaches or exceeds the disclosure thresholds under the Norwegian Securities Trading Act section 4-2 second paragraph.

***

This notice and the appendices have been sent to all shareholders with a known place of residence. The notice and the Company's latest financial statements are available on the Company’s web pages www.adevinta.com.

In accordance with article 9 of the Company’s articles of association, the appendices to the notice will not be sent by post to the shareholders. A shareholder may nonetheless demand to be sent the appendices by post free of charge. If a shareholder wishes to have the documents sent to him, such request can be addressed to the Company by email to ir@adevinta.com.

Shareholders may submit any inquiries regarding the General Meeting to DNB Bank ASA, tel: (+47) 22 48 35 90.

1 October 2019

Adevinta ASA

Orla Noonan

Chair of the board of directors

IMPORTANT NOTICE TO U.S. SHAREHOLDERS

The share collapse and rights issue described in this notice involve securities of a foreign company. The share collapse and rights issue are subject to disclosure requirements of a foreign country that are different from those of the United States.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the Company is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

Ref no:	PIN code:

1.	NOTICE OF EXTRAORDINARY GENERAL MEETING

2.	An Extraordinary General Meeting of Adevinta ASA will be held on 24 October 2019 at 10.30 a.m. (CEST) at Akersgata 55, Oslo, Norway

Registration Deadline: 22 October 2019

Notice of attendance
The Undersigned will attend the Extraordinary General Meeting on the 24 October 2019 and cast votes for:

_________________________ A shares and _________________________ B shares.

Notice of attendance should be registered electronically through the Company’s website www.Adevinta.com or via VPS Investor Services.

For notification of attendance through the Company’s website, the above mentioned pin code and reference number must be stated.

Alternatively through VPS Investor service where pin code and reference number is not needed.

If you are not able to register this electronically, you may send by E-mail to genf@dnb.no, or by regular Mail to DNB Bank ASA, Registrars Department, P.O.Box 1600 Centrum, 0021 Oslo, Norway. The notice of attendance must be received no later than 22 October 2019 at 2 p.m. (CEST).

If the shareholder is a Company, please state the name of the individual who will be representing the Company:______________________________

Place	Date	Shareholder’s signature

Proxy without voting instructions for the Extraordinary General Meeting of Adevinta ASA
If you are unable to attend the meeting, you may grant proxy to another individual.

Ref no:	PIN code:

Proxy should be submitted electronically through the Company’s website www.Adevinta.com or via VPS Investor Services.

For granting proxy through the Company’s website, the above mentioned pin code and reference number must be stated.

Alternatively through VPS Investor service where pin code and reference number is not needed.

If you are not able to register this electronically, you may send by E-mail to genf@dnb.no, or by regular Mail to DNB Bank ASA, Registrars Department, P.O.Box 1600 Centrum, 0021 Oslo, Norway. The notice should be received no later than 22 October 2019 at 2 p.m. (CEST).

If you send the proxy without naming the proxy holder, the proxy will be given to the Chair of the Board of Directors or an individual authorised by him or her.

This proxy must be received no later than 22 October 2019 at 2 p.m. (CEST).

The undersigned: _________________________________________________

hereby grants (tick one of the two)

☐	the Chair of the Board of Directors (or a person authorised by her), or

☐	_____________________________________________
(Name of proxy holder in capital letters)

proxy to attend and vote for my/our shares at the Extraordinary General Meeting of Adevinta ASA on 24 October 2019.

Place	Date	Shareholder’s signature (Only for granting proxy

With regards to your right to attend and vote, reference is made to the Norwegian Public Limited Liability Companies Act, in particular Chapter 5. If the shareholder is a Company, the Company’s Certificate of Registration must be attached to the proxy.

Proxy with voting instructions

If you are unable to attend the Extraordinary General Meeting in person, you may use this proxy form to give voting instructions to Chair of the Board of Directors or the person authorised by him or her.

Proxies with voting instructions can only be registered by DNB, and must be sent to genf@dnb.no (scanned form) or by regular Mail to DNB Bank ASA, Registrars’ Department, P.O.Box 1600 Centrum, 0021 Oslo, Norway.

The form must be received by DNB Bank ASA, Registrars’ Department no later than 22 October 2019 at 2 p.m. (CEST).

Proxies with voting instructions must be dated and signed in order to be valid.

3.	THE UNDERSIGNED: _______________________________________
REF NO:____________________

4.

hereby grants the Chair of the Board of Directors (or the person authorised by him or her) proxy to attend and vote for my/our shares at the Extraordinary General Meeting of Adevinta ASA on 24 October 2019.

The votes shall be exercised in accordance to the instructions below. If the sections for voting are left blank, this will be counted as an instruction to vote in accordance with the Board’s and Nomination Committee’s recommendations. However, if any motions are made from the attendees in addition to or in replacement of the proposals in the Notice, the proxy holder may vote at his or her discretion. If there is any doubt as to how the instructions should be understood, the proxy holder may abstain from voting.

Agenda for the Extraordinary General Meeting 2019		For	Against	Abstention
1.	Election of chair	☐	☐	☐
2.	Approval of the notice and the agenda	☐	☐	☐
3.	Election of two representatives to co-sign the minutes of the Extraordinary General Meeting	☐	☐	☐
4.	Approval of the collapse of share classes and amendment of clause 4 of the articles of association	☐	☐	☐
5.	Approval of the board authorisation to increase share capital by way of a rights issue towards class A shareholders	☐	☐	☐
6.	Amendment of board authorisation	☐	☐	☐

Place	Date	Shareholder’s signature (Only for granting proxy with voting instructions)

With regards to your right to attend and vote, reference is made to the Norwegian Public Limited Liability Companies Act, in particular Chapter 5. If the shareholder is a Company, the Company’s Certificate of Registration must be attached to the proxy.